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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Centers for Medicare & Medicaid Services (CMS) Proposed Rule for the Inpatient Prospective Payment System (IPPS)

On April 27, 2021, the Centers for Medicare and Medicaid Services (CMS) released a draft of proposed Medicare payment levels for inpatient hospital discharges for fiscal year 2022 (October 1, 2021 through September 30, 2022).  We are pleased and support the proposed rule coding changes to provide stability to the other heart assist system implants, MS-DRG 215.  CMS is proposing to reassign select ICD-10-PCS codes from MS-DRG 215 to additional cardiovascular related MS-DRGs to align clinical populations and better reflect hospital resources.

Proposed payment levels for all hospital MS-DRGs, including those most relevant to Impella related procedures, are in Table A. The final rulemaking may differ substantially from this proposal and will take effect on October 1, 2021. Hospitals that incorporate best practices often achieve better patient outcomes at a lower cost of care. For the sickest patients who utilize extensive resources, hospitals are eligible to receive additional outlier payments, which may collectively increase reimbursement in future years.

The American Hospital Association (AHA) and CMS have established a system of care around the utilization of percutaneous heart pumps. The history and creation of this dedicated payment system with Impella implant/explant, bi-ventricular, ECPella, and transfer reimbursement allow some of the most critically ill patients the potential to survive and achieve native heart recovery.

As highlighted by CMS, the FDA has granted Abiomed EUAs for COVID-19. It should be noted for the duration of the public health emergency (PHE), hospitals treating patients diagnosed with COVID-19 receive an additional 20% in reimbursement.

The Proposed Rule for the Inpatient Prospective Payment System (IPPS) is available on the CMS website at cms.gov and is open for public comment until June 28, 2021.

Table A. Summary of common MS-DRGs from the Proposed Rule for illustration only.

Common Impella Procedures *		Current Rate	Proposed Rate	Current Rate	Proposed Rate Oct 1, 2021
	MS-DRG	(All Hospitals)	(All Hospitals)	(Sample 100 Impella sites)	(Sample 100 Impella sites)
Biventricular Impella or open insertion with removal	1	$186,796	$191,165	$217,989	$223,120
ECPella	3	$122,456	$126,297	$143,221	$147,713
Uni-Ventricular Impella percutaneous insertion	215	$71,947	$69,834	$84,407	$81,928
Intraoperative Impella procedures with MCC	216	$67,254	$66,403	$79,117	$78,116
Intraoperative Impella procedures with CC	217	$41,866	$42,881	$49,560	$50,762
ICU care and removal of Impella, after transfer from outlying hospital	268	$44,843	$46,056	$53,065	$54,500

* Actual MS-DRGs may vary based on procedure, estimated hospital relative weight.

MCC, Major Complications; CC, Comorbid Condition

All Hospitals’ include ~3,200 Medicare hospitals, and only ~1,788 have cath labs or operating rooms.

Additional MS-DRGs 218-221 may also have nominal case volume with reassignment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary
Date: April 28, 2021